SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

DENDREON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-35546	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 2nd Avenue, Suite 3200

Seattle, WA 98101

(Address of principal executive offices) (zip code)

(206) 256-4545

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders on June 13, 2012 at the Seattle Art Museum, 1300 First Avenue, Seattle, Washington 98101. A total of 154,001,053 shares of the Company’s common stock were entitled to vote as of April 18, 2012, the record date for the Annual Meeting, of which 126,317,642 (82.02%) were present in person or by proxy at the Annual Meeting. The votes cast with respect to each item of business properly presented at the meeting are as follows:

The stockholders elected each of the four nominees to the Company’s Board of Directors to hold office until the 2015 Annual Meeting of Stockholders by a plurality of the votes duly cast.

	For	Against	Abstain	Broker Non-Votes
John H. Johnson	63,151,183	8,312,371	758,667	54,095,421
Susan B. Bayh	62,065,408	9,934,660	222,153	54,095,421
Dennis M. Fenton, Ph.D.	62,297,547	9,680,249	244,425	54,095,421
David L. Urdal, Ph.D.	62,881,990	9,062,620	277,611	54,095,421

The stockholders approved an amendment to the Dendreon Corporation 2009 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder from 13,200,000 to 22,200,000.

For	Against	Abstain	Broker Non-Votes
58,319,043	13,685,255	217,923	54,095,421

The stockholders recommended, on an advisory basis, the approval of the Company’s overall executive compensation program by a majority of the votes duly cast.

For	Against	Abstain	Broker Non-Votes
62,400,521	9,343,104	478,596	54,095,421

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2012 by a majority of the votes duly cast.

For	Against	Abstain
121,275,855	4,663,630	378,157

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

By:	/s/ Christine Mikail
Christine Mikail
Executive Vice President, Corporate Development, General
Counsel and Secretary

Date: June 14, 2012

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